                         CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 12, 1996, which appears on page F-1 of the Annual Report on Form 10-K of DuPont Photomasks, Inc. for the year ended June 30, 1996.

PRICE WATERHOUSE LLP

Austin, Texas
February 14, 1997